                                                                    EXHIBIT 99.1


PROXY                       WILSON INDUSTRIES, INC.                        PROXY
                                   1301 Conti
                              Houston, Texas 77002

                 SPECIAL MEETING OF SHAREHOLDERS APRIL 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Wilson Industries, Inc. (the "Company") hereby appoint Wallace S. Wilson and George W. Gist, Jr., and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Special Meeting of Shareholders of the Company to be held on April 27, 1998, at 10:00 a.m., Houston time, at 1302 Conti, Houston, Texas and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to cast if personally present.

     The Board of Directors recommends a vote FOR Proposal 1 below.

     1. Proposal to approve and adopt the Merger Agreement dated as of January 19, 1998 by and among the Company, Smith International, Inc. ("Smith") and SII Acquisition Corp., a wholly owned subsidiary of Smith ("SII"), whereby SII will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Smith.

              [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated on this proxy, this proxy will be voted FOR Proposal 1.

SIGNATURE(S) _______________________________________ DATE _______________, 1998

NO. OF SHARES OWNED: _______________________________

NOTE: Please sign your name as it appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. While on behalf of a corporation, please indicate your title.

--------------------------------------------------------------------------------
         PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------